Exhibit 10.1

EXECUTION COPY

AMENDMENT NUMBER 2 TO

MASTER REPURCHASE AND SECURITIES CONTRACT

THIS AMENDMENT NUMBER 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of July 26, 2011 (this “Amendment”) is entered into by and between TWO HARBORS ASSET I, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, N.A., a national banking association (“Buyer”). Capitalized terms used and not otherwise defined herein are used as defined in the Repurchase Agreement (as defined below).

WHEREAS, Seller and Buyer entered into that certain Master Repurchase and Securities Contract, dated as of August 4, 2010 (as amended, supplemented, restated or otherwise modified to the date hereof, the “Repurchase Agreement”);

WHEREAS, the parties hereto entered into Amendment Number 1 to the Repurchase Agreement, dated as of November 15, 2010; and

WHEREAS, the parties hereto desire to further amend the Repurchase Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date (as defined below), the Repurchase Agreement is hereby amended as follows:

1.1 Section 2.01 of the Repurchase Agreement is hereby amended by deleting the definition of “Guaranty Default” in its entirety.

1.2 The definition of “Internal Control Event” in Section 2.01 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Internal Control Event”: Fraud that involves management or other employees of Seller, Guarantor, PRCMLP, PRCMLLC, PRDM, Advisers or any of their Affiliates who have a significant role in the internal control environment (as understood by the pronouncements of the Commission on Sponsoring Organizations, or COSO) of the Guarantor and/or Seller and, with respect to their Affiliates only, the fraud is reasonably likely to have a Material Adverse Effect.

1.3 The definition of “Material Adverse Effect” in Section 2.01 of the Repurchase Agreement is hereby amended by amending and restating clause (a) of such definition in its entirety as follows:

“(a) the property, assets, business, operations, financial condition, credit quality or prospects of Seller or Guarantor (or any Affiliate of Seller if any Indebtedness, Guarantee Obligation or Contractual Obligation of such Affiliate is guaranteed as to payment or performance or otherwise by Guarantor),”

1.4 The definition of “Maturity Date” in Section 2.01 of the Repurchase Agreement is hereby amended by replacing the date “August 3, 2011” in such definition with “July 25, 2012”.

1.5 The definition of “Minimum Margin Call Amount” in Section 2.01 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Minimum Margin Call Amount”: $250,000.

1.6 Section 2.01 of the Repurchase Agreement is hereby amended by inserting the following definition into such Section in alphabetical order:

“PRDM”: Pine River Domestic Management LP.

1.7 The definition of “Pricing Rate Reset Date” in Section 2.01 of the Repurchase Agreement is hereby amended by amending and restating clause (b) of such definition in its entirety as follows:

“(b) in the case of any subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins.”

1.8 Section 7.03 of the Repurchase Agreement is hereby amended by amending and restating the second sentence of that Section as follows:

“Each of Seller and Guarantor is Solvent and the Transactions do not and will not render Seller or Guarantor not Solvent.”

1.9 Section 7.10 of the Repurchase Agreement is hereby amended by deleting the phrase “or any Affiliate of Seller” from the last sentence of that Section.

1.10 Section 8.13 of the Repurchase Agreement is hereby deleted in its entirety and replaced with “[Reserved].”

1.11 Section 8.15 of the Repurchase Agreement is hereby deleted in its entirety.

1.12 Section 10.01(c) of the Repurchase Agreement is hereby amended by deleting “8.13” from subclause (i) of such Section.

1.13 Section 10.01(d) of the Repurchase Agreement is hereby amended and restated in its entirety as follows (solely for convenience, modified language is italicized):

“(d) Seller or Guarantor (or any Affiliate of Seller if such Indebtedness, Guarantee Obligation or Contractual Obligation is guaranteed as to payment or performance or otherwise by Guarantor) defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $2,500,000 in the aggregate, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);”

1.14 Section 10.01(e) of the Repurchase Agreement is hereby amended and restated in its entirety as follows (solely for convenience, modified language is italicized):

“(e) Seller (or any Affiliate of Seller if such payment or obligation is guaranteed as to payment or performance or otherwise by Guarantor) defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement between Seller or any Affiliate of Seller and Buyer or any Affiliate of Buyer;”

1.15 Section 10.01(g) of the Repurchase Agreement is hereby amended and restated in its entirety as follows (solely for convenience, modified language is italicized):

“(g) an Insolvency Event occurs with respect to an Affiliate of Seller, but only if such event would have a Material Adverse Effect;”

1.16 Section 10.01(s) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(s) if at any time (i) the obligations of the Guarantor under the Guaranty Agreement shall cease to be in effect, (ii) an Insolvency Event occurs with respect to the Guarantor, (iii) a breach of Section 11(b) of the Guaranty Agreement exists and continues unremedied for one (1) Business Day or (iv) a breach of any other representation, warranty or covenant under the Guaranty Agreement exists;

1.17 Section 13.02 of the Repurchase Agreement is hereby amended by amending and restating clause (a) thereof in its entirety as follows (solely for convenience, modified language is italicized):

“(a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions; provided, however, Buyer’s legal fees incurred solely in connection with (i) the initial drafting and negotiation of the Repurchase Documents on or prior to the Closing Date shall be capped at SEVENTY-FIVE THOUSAND DOLLARS ($75,000) and (ii) the drafting and negotiation of Amendment Number 2 to the Agreement, dated as of July 26, 2011, and any other amendments to the Repurchase Documents in connection therewith, shall be capped at THIRTY-FIVE THOUSAND DOLLARS ($35,000) plus fifty percent (50%) of any legal fees incurred by Buyer in excess of $35,000,”

1.18 Section 18.01 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Section 18.01 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE

LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.”

SECTION 2. Effective Date. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

2.1 Amendment. Buyer shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each party hereto.

2.2 Guaranty Agreement; Fee Letter. Buyer shall have received counterparts of the Amendment Number 2 to Guaranty Agreement and the Amended and Restated Fee Letter, each dated as of the date hereof, executed and delivered by a duly authorized officer of the parties thereto.

2.3 Other Information. Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments, as Buyer may reasonably request.

SECTION 3. Miscellaneous.

3.1 References in Repurchase Agreement. Upon the effectiveness of this Amendment, each reference in the Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Repurchase Agreement as amended hereby, and each reference to the Repurchase Agreement in any other Repurchase Documents or any other document, instrument or agreement, executed and/or delivered in connection with any Repurchase Documents shall mean and be a reference to the Repurchase Agreement as amended hereby.

3.2 Effect on Repurchase Agreement. Except as specifically amended hereby, the Repurchase Agreement shall remain in full force and effect. This Amendment shall not constitute a novation of the Repurchase Agreement, but shall constitute an amendment thereof.

3.3 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Repurchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.4 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

3.6 Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.7 Amendments. This Amendment may not be amended or otherwise modified except as provided in the Repurchase Agreement.

3.8 GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

3.9 Guaranty Agreement. Two Harbors Investment Corp., as Guarantor under the Guaranty Agreement, hereby consents and agrees to the amendments contained in this Amendment. Seller, Buyer and the Guarantor hereby acknowledge and agree that the amendments herein shall be binding upon Seller, Buyer and the Guarantor for purposes of the Guaranty Agreement, and the Guarantor shall be entitled to rely upon the amendments set forth herein.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

TWO HARBORS ASSET I, LLC

By:	/s/ Thomas Siering
Name: Thomas Siering
Title: Chief Executive Officer

WELLS FARGO BANK, N.A.

By:	/s/ Benjamin Peterson
Name: Benjamin Peterson
Title: Vice President

ACKNOWLEDGED AND AGREED

GUARANTOR:

TWO HARBORS INVESTMENT CORP.

By:	/s/ Thomas Siering
Name: Thomas Siering
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Repurchase Agreement (Two Harbors)]